Exhibit 1.1

THE PRICELINE GROUP INC.

€ 1,000,000,000

1.800% Senior Notes due 2027

Underwriting Agreement

New York, New York
February 24, 2015

Deutsche Bank AG, London Branch

Goldman, Sachs & Co.

c/o Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London, EC2N 2DB

Ladies and Gentlemen:

The Priceline Group Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Deutsche Bank AG, London Branch and Goldman, Sachs & Co. (the “Representatives”) are acting as representatives, the aggregate principal amount of its 1.800% Senior Notes due 2027 (the “Securities”) of the Company set forth in Schedule I hereto.  The Securities are to be issued under an indenture dated as of September 23, 2014 (the “Base Indenture” and, as amended and supplemented (including, without limitation, by the officer’s certificate detailing the terms of the Securities pursuant to the authority granted by a resolution of the board of directors (or an authorized committee thereof) of the Company (the “Authorizing Certificate”), the “Indenture”)), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

1.  Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities not earlier than three years prior to the date hereof, which Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending, or to the knowledge of the Company, are threatened.  The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you and at the time of the filing thereof with the Commission, each such Preliminary Prospectus complied in all material respects with the requirements of the Act. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.  The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)  On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b); on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on each Effective Date and the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; provided, however, that the Company makes no representations or warranties as to the information contained in the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives, specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 7 hereof.  The documents incorporated, or to be incorporated, by reference in any Preliminary Prospectus or the Final Prospectus, at the time filed with the Commission conformed or will conform to the requirements of the Exchange Act.

(c)  As of the Applicable Time, neither (i) the Disclosure Package, when taken together as a whole, nor (ii) any road show that is a “written communication” within the meaning of Rule 433(d)(8)(i), when considered together with the Disclosure Package, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(e)  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(g)  Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, no holders of securities of the Company have current rights to the registration of such securities under the Registration Statement.

(h)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Disclosure Package, there has not been any change in the capital stock (except for changes or adjustments made in the ordinary course of business pursuant to employee equity plans in existence on the date of this Agreement, and other than the exercise of options outstanding on the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package.

(i)  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(j)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as an entity, and where such concept applies, in good standing under the laws of its jurisdiction of organization, except where the failure to register or qualify would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations on the Company and its subsidiaries, taken as a whole.

(k)  The Company has an authorized capitalization as set forth in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims on shares of capital stock of any subsidiary of the Company that would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations on the Company and its subsidiaries, taken as a whole.

(l)  The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Base Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act, and, when the Authorizing Certificate is executed and delivered by the Company, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(m)  Prior to the date hereof, neither the Company nor any of its affiliates has taken any action that is designed to or that has constituted or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(n)  The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, or By-laws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Stock upon conversion of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(o)  Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), where such default would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(p)  The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Description of Notes” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “Certain U.S. Federal Income and Estate Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(q)  Other than as set forth in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r)  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)  This Agreement has been duly authorized, validly executed and delivered by the Company.

(t)  Deloitte & Touche LLP, who has certified certain historical financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(u)  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting was effective as of December 31, 2014.  The Company is not aware of any material weakness in its internal control over financial reporting.

(v)  Other than as set forth in the Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)  The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(x)  The financial statements and the related notes thereto included or incorporated by reference in each of the Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown.

(y)  Neither the Company nor any of its consolidated or unconsolidated subsidiaries have, since December 31, 2014:  (i) failed to pay any dividend or sinking fund installment on preferred stock; or (ii) defaulted on either any installment or installments on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company and its consolidated and unconsolidated subsidiaries, taken as a whole.

(z)  Other than as set forth in the Disclosure Package, to the knowledge of the Company, none of the Company, any of its subsidiaries or any director or executive officer of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and to the knowledge of the Company, the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(aa)  Other than as set forth in the Disclosure Package, to the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)  Other than as set forth in the Disclosure Package, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The Company will not directly or indirectly use any of the proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc)  Prior to the date hereof, neither the Company nor any of its affiliates or any person acting on their behalf (other than the Underwriters or any of their affiliates with respect to whom no representation is made) has (i) taken any action that is designed to or that has constituted or that could be expected to cause or result in stabilization or manipulation of the price of the Notes, (ii) issued any press release or other public announcement referring to the proposed offering of the Notes that does not adequately disclose the fact that stabilizing action may take place with respect to the Notes or (iii) taken any action or omitted to take any action that may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or by the UK Financial Services and Markets Act 2000 (the “FSMA”).

(dd)  The Company has not distributed nor, prior to the later to occur of (i) the Time of Delivery and (ii) the completion of the distribution of the Notes, will distribute any material in connection with the offering and sale of the Notes other than the Disclosure Package or the Final Prospectus or other materials, if any, permitted by the FSMA, or regulations promulgated pursuant to the FSMA, and approved by the parties to this Agreement.

2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto at the applicable purchase price set forth in Schedule I hereto, plus accrued interest, if any, from March 3, 2015 to the Closing Date.

3.  Delivery and Payment.  Delivery of and payment for the Securities shall be made at the location, on the date and at the time specified on Schedule I hereto or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Securities shall be made through the facilities of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, unless the Representatives shall otherwise instruct.

4.  Offering By Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.  Each Underwriter, severally and not jointly, hereby represents and warrants to, and agrees with the Company that it has not, and its controlled affiliates or any other person acting on its behalf have not, solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering outside the United States except in accordance with the restrictions set forth in Annex II hereto.

5.  Agreements.

The Company agrees with the several Underwriters that:

(a)  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably objects; provided, however, that nothing in this paragraph shall apply to any report to be filed or furnished to the Commission under the periodic reporting requirements of the Exchange Act except those periodic reports furnished to the Commission and incorporated by reference into the Final Prospectus between the date of this Agreement and the Closing Date.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)  The Company will prepare a final term sheet, containing a description of the Securities, in the form of Schedule III hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)  If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly (i) notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(d)  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(e)  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)  The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)  The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule V hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(i)  The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(j)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)  The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, each Preliminary Prospectus, each Free Writing Prospectus, the Final Prospectus and any amendments and supplements thereto and the mailing and delivering copies thereof to the

Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities as provided in Section 5(g) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the listing of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, which expenses shall be apportioned pro rata in accordance with the amount of Notes purchased by such Underwriter as set forth on Schedule II.

(l)  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Final Prospectus under “Use of Proceeds”.

(m)  The Company shall use its reasonable best efforts to effect and maintain the admission, listing and trading of the Securities on The New York Stock Exchange within 30 days of the Closing Date.

(n)  Neither the Company nor any of its subsidiaries will take any action or omit to take any action (such as issuing any press release relating to the Notes without an appropriate legend) that would result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or the FSMA.

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)  The Preliminary Prospectus and the Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and the Registration Statement is effective and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)  Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions and letter with respect to the issuance and sale of the Securities, subject to the limitations and qualifications set forth in such opinion or letter, dated the Closing Date, in form and substance satisfactory to you;

(c)  Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and letter, subject to the limitations and qualifications set forth in such opinion or letter, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i)  Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus (as defined therein) and the Specified Disclosure Package (as defined therein).

(ii)  This Agreement has been duly authorized, executed and delivered by the Company.

(iii)  The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), and, assuming it has been duly authorized, executed and delivered by the Trustee (as defined therein), constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(iv)  The Securities and the Indenture conform in all material respects to the respective descriptions thereof contained in the Prospectus and the Specified Disclosure Package and the statements made in the Prospectus and the Specified Disclosure Package under the caption “Certain U.S. Federal Income and Estate Tax Considerations”, insofar as they purport to describe the material tax consequences of an investment in the Securities, fairly summarize the matters therein described.

(v)  No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any U.S. federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Act or the Trust Indenture Act, (ii) those that may be required under the Act in connection with the use of any “free writing prospectus” not listed on Annex A hereto and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

(vi)  The issue and sale by the Company of the Securities, the consummation of the other transactions contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement (i) do not violate the Certificate of Incorporation or the By-laws, and (ii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware.

(vii)  The Registration Statement became effective under the Act on September 2, 2014, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of the Securities, upon filing of the Prospectus with the Commission the offering of the Securities as contemplated by the Prospectus became registered under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

(viii)  Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ix)  Such counsel will confirm to the Underwriters, that, the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939 and

the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement. Furthermore, such counsel will advise the Underwriters that the counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that: (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at 10:00 A.M. New York City time on February 24, 2015 (the “Applicable Time”) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel will not express any view as to the financial statements and other information of an accounting or financial nature included therein.

(d)  Peter J. Millones, Executive Vice President and General Counsel for the Company, shall have furnished to the Representatives his written opinion, subject to the limitations and qualifications set forth in such opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i)  The Company has such power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus;

(ii)  The Company, as of the date specified in the Final Prospectus, has an authorized capitalization as set forth under the caption “Capitalization” in the Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii)  The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company; provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(iv)  Those subsidiaries listed on Schedule VI hereto (the “Scheduled Subsidiaries”) have each been duly incorporated or organized and each is validly existing as an entity, and where such term applies, in good standing under the laws of its jurisdiction of incorporation or organization; and all of the issued shares of capital stock of each such Scheduled Subsidiary held by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and as otherwise included in the Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or such Scheduled Subsidiaries; provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(v)  To the best of such counsel’s knowledge and other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Scheduled Subsidiaries is a party or of which any property of the Company or any of the Scheduled Subsidiaries is the subject which, if determined adversely to the Company or any of the Scheduled Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel’s knowledge and other than as set forth in the Final Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)  Neither the Company nor any of the Scheduled Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such defaults that would not individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole;

(vii)  The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Scheduled Subsidiaries is a party or by which the Company or any of the Scheduled Subsidiaries is bound or to which any of the property or assets of the Company or any of the Scheduled Subsidiaries is subject, (2) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (3) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Scheduled Subsidiaries or any of their properties except in the case of clauses (1) and (3) above that would not individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole;

(viii)  The documents incorporated by reference in the Final Prospectus or any further amendment or supplement thereto, made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ix)  The Company is not, and after giving effect to the offering and sale of the Securities to be issued and sold by the Company under this Agreement and the Indenture and the application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds”, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act.

(e)  On the date hereof and also at the Closing Date, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(f)  Since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package there shall not have been any change in the capital stock (except for changes or adjustments made in the ordinary course of business pursuant to employee equity plans in existence on the date of this Agreement, and other than the exercise of options outstanding on the date of this Agreement or the conversion of notes outstanding on the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Disclosure Package;

(g)  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h)  On or after the Applicable Time, there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on The New York Stock Exchange or on The NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on The New York Stock Exchange or The NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the good faith judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package;

(i)  The Company shall have furnished or caused to be furnished to you at the Closing Date, certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such date, as to the matters set forth in subsection (f) of this Section and as to such other matters as you may reasonably request;

(j)  The Company shall have delivered executed copies of the Securities and the Indenture to the Underwriters, in each case in form and substance reasonably satisfactory to the Company and the Underwriters; and

(k)  Subsequent to the Closing Date, an application shall have been made for the admission, listing and trading of the Securities on The New York Stock Exchange and the Company is not aware of any reason such application would not be received within 30 days of the Closing Date, and satisfactory evidence of such shall have been provided to the Representatives.

7.  Indemnification and Contribution.  (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which any Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, which information is specified in Section 7(b).

(b)  The Underwriters severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information consists of the second, third and fourth sentences of the fourth paragraph, the fourth through tenth sentences of the sixth paragraph, the seventh paragraph and the eighth paragraph, in each case under the caption “Underwriting”; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Each Underwriter’s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of the Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate, without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.  Representations and Indemnities to Survive.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.  If the Securities are not delivered by or on behalf of the Company as provided herein for any reason other than a default of any Underwriter pursuant to Section 8 in its obligation to purchase the Securities that it has agreed to purchase hereunder, the Company will reimburse the non-defaulting Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the non-defaulting Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 5(k) and 7 hereof.

10.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you in care of Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London, EC2N 2DB and Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by (i) mail to the address of the Company set forth in the Final Prospectus, Attention: General Counsel or (ii) facsimile, at (203) 299-8915, Attention: General Counsel.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

11.  Successors.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

12.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.  TRIAL BY JURY WAIVER.  EACH OF THE COMPANY AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.  Arms-length Transactions.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are each acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that any of the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.  Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

16.  Time of the Essence.  Time shall be of the essence of this Agreement.

17.  Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.  Tax Treatment. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind.  Any information relating to the tax treatment and tax structure, however, shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

19.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.  Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 10:00 A.M. New York City time on February 24, 2015.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day, other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule V hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) the other information, if any, identified in Schedule IV hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective including each deemed effective date pursuant to Rule 430B(e)(2) of the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

21.  Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.  Agreement Among Managers.  The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers Version 1/New York Schedule (the “AAM”) as amended in the manner set out below and further agree that references in the AAM to the “Lead Manager” and the “Joint Bookrunners” shall mean each of Deutsche Bank AG, London Branch and Goldman, Sachs & Co., references to “Managers” shall mean the Underwriters, references to the “Settlement Lead Manager” shall mean Deutsche Bank AG, London Branch, references to the “Stabilising Manager” shall mean Deutsche Bank AG, London Branch, and references to “Securities” shall mean the Notes. The Underwriters agree as between themselves to amend the AAM as follows:

(a) references in the AAM to the “Commitments” shall mean, as between the Underwriters only, the amounts set out in Schedule II; and

(b) clause 3 shall be disapplied in favor of Section 8 herein.

Where there are any inconsistencies between this Agreement and the AAM, the terms of this Agreement shall prevail.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, as the Representatives, this letter and such acceptance hereof shall constitute a binding agreement between the Representatives and the Company.

Very truly yours,

THE PRICELINE GROUP INC.

By	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer and
Chief Accounting Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ John McCabe
Name: John McCabe
Title: Managing Director

By:	/s/ Jared Birnbaum
Name: Jared Birnbaum
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Tom Pauk
Name: Tom Pauk
Title: Delegated Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Patrick Jordan
Name: Patrick Jordan
Title: Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Marc Templeman
Name: Marc Templeman
Title: Managing Director

J.P. MORGAN SECURITIES PLC

By:	/s/ Joanna Dai
Name: Joanna Dai
Title: Vice President

[Signature Page to Underwriting Agreement]